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                                                                  EXHIBIT 10.31

                                                                [Gettysburg, PA]

                            FIRST AMENDMENT TO LEASE

                  THIS FIRST AMENDMENT TO LEASE ("Amendment") is dated as of March 31, 1997, by and between HCPI TRUST, a Maryland real estate investment trust ("Lessor"), and BCC AT MT. ROYAL PINES, INC., a Delaware corporation ("Lessee").

                                    RECITALS

                  A. Lessor and Lessee entered into a Lease dated as of March 21, 1996 (the "Lease"), covering a 40-unit assisted-living facility located on certain Leased Property in the City of Allison Park, County of Allegheny, Commonwealth of Pennsylvania, as more particularly described in the Lease.

                  B. Pursuant to Section 9.3 of the Lease, Lessee agreed to complete a Capital Renovation Project with respect to the Leased Property on or before March 31, 1997, and Lessor agreed to fund the lesser of (i) one-half (1/2) of the out-of-pocket costs and expenses incurred by Lessee in completing such Capital Renovation Project and (ii) $75,000.00 (the "Original Funding Commitment"). As of the date hereof, with Lessor's knowledge and consent, Lessee has not commenced the Capital Renovation Project and Lessee desires additional time to complete the same. In addition, Lessee also desires (A) to construct an approximately 7,885 square foot, 32-unit Capital Addition to the Leased Property (the "32-Unit Capital Addition Project"), (B) to obtain Lessor's consent to such 32-Unit Capital Addition Project and (C) to obtain Lessor's agreement to fund (or accrue, as applicable) the lesser of ("Lessor's Maximum Cost") (x) $1,395,597.00 and (y) the aggregate Project Costs (as defined below) incurred or accrued in connection with the Capital Renovation Project and the 32-Unit Capital Addition Project, notwithstanding the Original Funding Commitment.

                  C. Lessor is willing to consent and agree to the matters set forth in Recital B above, and to amend the Lease accordingly, but only upon the terms and conditions set forth herein.

                                   AGREEMENT

                  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease. NOW THEREFORE, Lessor and Lessee hereby agree as follows:

                  1. CONFIRMATION MATTERS. Notwithstanding anything to the contrary in the Lease, as hereby amended, Lessor and Lessee hereby agree as follows:

                     (a) The Commencement Date of the Lease was March 21, 1996.

                     (b) The Fixed Term of the Lease shall terminate on the last


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day of February, 2011.

                     (c) The first Lease Year for the Lease commenced on the Closing Date and ended February 28, 1997.

                     (d) The first Quarter for which Additional Rent pursuant to
Section 3.1.2 of the Lease shall be due is the Quarter commencing March 1, 1998 and ending May 30, 1998 (i.e., the first Quarter of the third (3rd) Lease Year).

                  2. DEFINITIONS.

                     (a) NEW DEFINITIONS. For all purposes of the Lease, as hereby amended, except as otherwise expressly provided in the Lease or this Amendment or unless the context otherwise requires, the terms defined in this subparagraph shall have the meanings assigned to them in this subparagraph and shall be added to and be deemed part of Article II of the Lease.

                  Architect: An architect and/or engineer licensed in the State and approved by Lessor. For purposes of the Capital Projects, the following Architect is hereby approved by Lessor: By Design Consultants, Inc., 5405 Jonestown Road, Suite 108, Harrisburg, PA 18112; Fax No. (717) 540-0002.

                  Capital Projects: Collectively, (i) the Capital Renovation Project as defined and further described in Section 9.3 of the Lease and Exhibit D to the Lease and (ii) the 32-Unit Capital Addition Project as defined in Recital B above, in each case as more particularly depicted on and to be constructed/performed in accordance with the Plans, including (A) the fixtures referred to in and/or shown thereon, (B) to the extent not shown on the Plans, additions to the parking facilities so as to provide sufficient parking spaces to comply with all Legal Requirements and as otherwise necessary for the operation of the Facility (including the 32-Unit Capital Addition Project) for its Primary Intended Use, (iii) all Offsite Improvements and (iv) any and all site preparation, landscaping and drainage works and all other improvements necessary to comply with all Legal Requirements and/or for the operation of the Facility (including the 32-Unit Capital Addition Project) for its Primary Intended Use.

                  Capital Projects Lease Rate: On the Capital Projects Rent Commencement Date, the "Capital Projects Lease Rate" shall be the ten-year U.S. Treasury Note rate published in the Wall Street Journal three (3) Business Days prior to the Capital Projects Rent Commencement Date and quoting the rate as of the immediately prior Business Day, plus Three and Twenty-Five Hundredths Percent (3.25%). With respect to each funding or accrual of any Projects Costs by Lessor under this Amendment following the Capital Projects Rent Commencement Date, the "Capital Projects Lease Rate" shall be the ten-year U.S. Treasury Note rate published in the Wall Street Journal as of the date of each such particular funding or accrual by Lessor of Project Costs, plus Three and Twenty-Five Hundredths Percent (3.25%).


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If the ten-year U.S. Treasury Note rate is discontinued prior to four (4)
Business Days prior to the Capital Projects Rent Commencement Date or prior to any such post-Capital Projects Rent Commencement Date funding or accrual of Project Costs, then such calculation shall be made instead by reference to a substitute rate selected by Lessor that is comparable with the ten-year U.S. Treasury Note rate, and such substitute rate shall be compared to the ten-year U.S. Treasury Note rate, published in the Wall Street Journal as of the date of this Amendment. Similarly, if the Wall Street Journal is discontinued, a substitute publication selected by Lessor shall be used.

                  Capital Projects Rent Commencement Date: The earliest of (i) the Completion Date, (ii) the date the 32-Unit Capital Addition Project is first opened for business for its Primary Intended Use and (iii) the Outside Date.

                  Completion Date: The date on which the construction/ performance of the Capital Projects has been substantially completed such that Lessor has received the following: (i) a certificate of substantial completion from the Architect in the form attached hereto as Exhibit I, (ii) a certificate of occupancy or its equivalent issued in accordance with all Legal Requirements and by the appropriate Governmental Authority having jurisdiction over the Leased Property which permits the occupancy of the improvements constructed as part of the Capital Projects and (iii) all other licenses, authorizations and permits, if any, required by any Governmental Authority for the use and operation of the Capital Projects as part of the Facility for its Primary Intended Use. For purposes of the Lease, as hereby amended, "substantially completed" shall mean that the improvements being constructed/performed as part of the Capital Projects and all other work which Lessee is obligated to perform under the Lease, as hereby amended, with respect to the Capital Projects have been completed in accordance with the Plans and the applicable provisions of the Lease, as hereby amended, notwithstanding the fact that Punch-List Items remain to be performed.

                  Construction Contracts: The contracts between Lessee and the General Contractor, Lessee and the Architect and/or Lessee or any other contractor (including subcontractors) relating to rendering of services or furnishing of materials in connection with the construction/performance of the Capital Projects, contracts between the General Contractor and any subcontractor and contracts between any of the foregoing and any other Person relating to rendering of services or furnishing of materials in connection with construction/performance of the Capital Projects.

                  Construction Period Interest: An annual interest rate of Two Percent (2%) over the Prime Rate applied to the disbursed/accrued portion of Lessor's Maximum Costs, as computed each month (but in no event greater than the maximum rate then permitted under applicable law). Construction Period Interest shall accrue monthly in arrears based on a 360 day year.

                  General Contractor: A bondable general contractor licensed in the State and


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approved by Lessor.  For purposes of the Capital Projects, the following General
Contractor is hereby approved by Lessor: Westra Construction, Inc., 4206 Linglestown Road, Harrisburg, PA 17112; Fax No. (717) 657-0483.

                  Governmental Authority: The United States, the state, county, city and political subdivisions in which the Leased Property is located or which exercise jurisdiction over the Leased Property or the construction/performance of the Capital Projects, and any court administrator, agency, department, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over the Leased Property or the construction/performance of the Capital Projects.

                  Lessee's Affidavit: A sworn affidavit of Lessee, in form and substance satisfactory to Lessor, stating that to the best of Lessee's knowledge, all labor and material bills of every kind and character incurred by Lessee to the date of such affidavit in connection with the Capital Projects have been paid in accordance with the payment provisions of the applicable Construction Contracts except for the unpaid bills to be paid from the proceeds of the current advance request, and that the builder's risk insurance described in Paragraph 5(e)(iv) below contains sufficient coverage for the construction/performance of the Capital Projects, including the value of materials stored off the Leased Property.

                  Lessor's Maximum Cost: As defined in Recital B above (i.e, $1,395,597.00).

                  Major Subcontractors: Subcontractors, materialmen and other vendors with Construction Contracts in excess of Twenty-Five Thousand Dollars ($25,000.00).

                  Offsite Improvements: (i) Any streets, roads, walks, curbs and the like (whether or not ultimately dedicated for public use and/or maintenance) necessary to provide access to public roads, streets and highways, (ii) any improvements and other works necessary or desirable for the provision of utilities to the 32-Unit Capital Addition Project and/or the existing Facility and (iii) any other improvements on property other than the Land that are (A) required by Legal Requirements, (B) necessary for the construction/performance of the Capital Projects in accordance with the Plans and the applicable provisions of the Lease, as hereby amended, and/or (C) necessary for operation of the Facility (including the 32-Unit Capital Addition Project) for its Primary Intended Use.

                  Outside Date:  October 1, 1997.

                  Plans: (i) The final plans and specifications for the construction/performance of the Capital Projects prepared by the Architect and approved by Lessor and (ii) all amendments, modifications and supplements thereto which do not require the approval of Lessor or which have been approved by Lessor subsequent to the approval of the plans and specifications described in clause (i).

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                  Project Budget: The budget attached hereto as Exhibit E,
together with (i) the detailed estimate report prepared by the General Contractor and attached to such Exhibit E as Schedule 1, which report provides a detailed cost breakdown of the "Hard Construction Costs" line item shown on Exhibit E and (ii) any other detailed budget information as Lessor may reasonably request and approve from Lessee, including a further breakdown of Hard Construction Costs to a level of detail that will allow Lessor to determine the actual cost and percentage of completion of construction as of the date of any Request for Advance.

                  Project Costs: All the costs and expenses incurred in connection with (i) entering into this Amendment and all other documents or instruments provided for herein; and (ii) the construction/performance of the Capital Projects, as contemplated by the Project Budget, including the costs of constructing/performing work depicted by the Plans and otherwise in accordance with applicable provisions of the Lease, as hereby amended, costs for bonds, costs and fees for surveys, costs for title work and premiums for title insurance, environmental fees and expenses, architect fees, engineering costs, Lessor's appraisal fees and Lessor's and Lessee's accounting fees, Lessee's and Lessor's legal fees (including in-house legal costs), Construction Period Interest, Two Percentage (2%) points of Lessor's Maximum Cost to be accrued as a cost by Lessor, the cost of purchase and installation of all furniture, fixtures and equipment and other Personal Property included as part of the Capital Projects, all governmental licenses and fees, and the other fees and allowances specified in Paragraph 5(d) below. Without limiting the foregoing, Project Costs include all amounts funded, advanced or accrued by Lessor pursuant to the Lease, as hereby amended, on account of the Capital Projects.

                  Punch List Items: Minor details of construction, mechanical adjustments or decorations which remain to be completed following the Completion Date and which do not (i) prevent the issuance of a certificate of occupancy (or the local equivalent thereof) for the 32-Unit Capital Addition Project and/or (ii) materially interfere with Lessee's use of the Facility (including the 32-Unit Capital Addition Project) for its Primary Intended Use.

                  Remaining Funds: The unadvanced portion of Lessor's Maximum Cost, if any.

                  Request for Advance: Certificates of Lessee and, to the extent applicable, the Architect, in each case on the appropriate American Institute of Architects ("AIA") form, including form G702 together with attached AIA form G703 (or equivalent, which AIA form G703 or equivalent shall be modified to include columns for the original estimate of scheduled values for each line item, changes to the scheduled values for each line item and a revised scheduled value for each line item after any such change) and/or such other form(s) as Lessor may hereafter reasonably request which shall: (i) set forth the parties to whom money is owed and the amount owed each; (ii) certify among other things that such amounts represent payments due for services actually rendered or materials actually acquired or furnished in connection with the construction/performance of the Capital Projects; (iii) state that the sum requested is Project Cost within the Project Budget for such item and that, in the opinion of the Architect, to the extent applicable, and Lessee, the Remaining Funds are sufficient to complete


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the Capital Projects pursuant to the Plans and to pay for all labor, material, interest and other expenses in connection therewith; (iv) be accompanied by copies of billing statements, fee schedules, documentation supporting all costs to date, copies of all subcontracts not previously submitted and vouchers or invoices from the parties named therein, in form reasonably satisfactory to Lessor; (v) refer to an attached schedule, to be verified by the Architect prior to the advance being requested, identifying in a manner reasonably satisfactory to Lessor all materials not yet affixed or incorporated into the Capital Projects but which have been covered by certificates submitted to date, including the current certificate; (vi) contain a statement, to be verified by the Architect prior to the advance being requested, that all such materials not yet affixed or incorporated into the Capital Projects have been stored at the Leased Property or at one or more other bonded locations approved by Lessor identified therein (specifying the materials located at each location) under adequate safeguards to minimize the possibility of loss, damage or commingling with other materials or projects, and that builder's risk insurance coverage for such materials stored off the Leased Property is not less than the full insurable value of such materials then being stored off the Leased Property; and
(vii) be accompanied by appropriate waivers of lien rights (to the extent not previously received and approved by Lessor) with respect to work and materials for which funds have already been advanced pursuant to the Lease, as hereby amended, or which was performed or were supplied prior to the date of this Amendment, executed by the General Contractor and all contractors, subcontractors, mechanics and materialmen no more than one month in arrears and who have furnished labor or material to date and whose charges are or will be greater than Five Thousand Dollars ($5,000.00) and, unless Lessee has provided a statutory payment bond in accordance with applicable Legal Requirements by all other contractors, subcontractors, mechanics and materialmen. Notwithstanding anything set forth herein to the contrary, the Request for Advance for the first advance of funds by Lessor hereunder and for each advance that is for an item on the Project Budget that is not a hard cost shall mean such certificate with respect thereto as Lessor may reasonably request.

                  Total Project Cost: The sum of all Project Costs funded or accrued by Lessor pursuant to the Lease, as hereby amended, including any amounts funded or accrued by Lessor hereunder following the Capital Projects Rent Commencement Date; provided, however, nothing contained herein shall obligate Lessor or be deemed to be Lessor's agreement to fund or accrue any Project Costs in excess of Lessor's Maximum Cost.

                     (b) AMENDMENTS TO EXISTING DEFINITIONS IN LEASE.

                         (i) The definition of Base Gross Revenues appearing in
Article II of the Lease is hereby amended to read, in its entirety, as follows:

                  "Base Gross Revenues:  (i) For the Fixed Term, the lesser of
                  (A) 96.5% of the Gross Revenues for the third Lease Year of the Fixed Term and (B) $1,183,474.00 and (ii) for each Extended Term, if either, the Gross Revenues for the first Lease Year of such Extended Term."


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                         (ii) The last sentence in the definition of Capital
Additions appearing in Article II of the Lease is hereby amended to read, in its entirety, as follows:

                  "The Capital Projects shall be treated for all purposes of this Lease as a `Capital Addition,' and all Project Costs advanced, funded or accrued by Lessor on account thereof or with respect thereto shall be treated as "Capital Addition Costs" paid for by Lessor."

                         (iii) Upon the Completion Date, the term "Facility" as
defined in Article II of the Lease shall mean and include the existing Facility together with the Capital Projects.

                         (iv) For purposes of the Lease, as hereby amended,
"Lessor's Personal Property" as defined in Article I of the Lease shall include all Personal Property paid for or funded by Lessor as part of the Capital Projects. At the request of Lessor, Lessee shall prepare a schedule of all Personal Property paid for or funded by Lessor as part of the Project Costs and the same shall be initialed by each of Lessor and Lessee and attached to Exhibit B to the Lease as Schedule 1, and will thereafter form a part of the Lease. Failure of either Lessor or Lessee to prepare and/or initial such
Schedule 1 shall not affect the definition of or what Personal Property constitutes Lessor's Personal Property in accordance with the provisions of this clause (iv).

                  3. MINIMUM RENT. Effective as the expiration of the first Lease Year of the Fixed Term (i.e., February 28, 1997), Section 3.1.1 of the Lease shall be amended to read, in its entirety, as follows:

                  "3.1.1 Minimum Rent.

                         "(i) Subject to upward adjustments as provided in
                  clauses (ii) and (iii) below, for the period from March 1, 1997, through the expiration of the Fixed Term, Lessee shall pay to Lessor as `Minimum Rent' monthly, in advance on or before the first day of each calendar month, an amount equal to $20,562.50. Minimum Rent payable for any partial calendar month at the end of the Term of this Lease shall be prorated based upon a 30-day month and a 360-day year.

                         "(ii) Effective as of the Capital Projects Rent
                  Commencement Date, the monthly Minimum Rent payable pursuant to clause (i) above shall be increased by an amount equal to one-twelfth (1/12) of the product of (A) the applicable Capital Projects Lease Rate in effect on the Capital Projects Rent Commencement Date, times (B) the Total Project Cost. Such monthly Minimum Rent shall be further increased from time to time on the date of funding or accrual of any Project Costs by Lessor following the Capital Projects


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                  Rent Commencement Date by one-twelfth (1/12th) of the product of (x) the amount of the particular payment, funding or accrual by Lessor, times (y) the Capital Projects Lease Rate applicable to such payment, funding or accrual. Monthly Minimum Rent payable for any months during which such increases are applicable shall be prorated based upon the number of days for which the different rental amounts apply.

                         "(iii) If the rate in (y) below is greater than the
                  rate in (x) below, than as of the expiration of the tenth
                  (10th) Lease Year (i.e., February 28, 2006), the monthly Minimum Rent then in effect shall be increased by an amount equal to one-twelfth (1/12th) of the product of (A) the positive difference between (x) 6.17% (i.e., the five-year U.S. Treasury Note rate published in the Wall Street Journal three (3) Business Days prior to the Commencement Date and quoting the rate as of the immediately prior Business Day), and (y) the five-year U.S. Treasury Note rate published in the Wall Street Journal three (3) Business Days prior to the expiration of the tenth (10th) Lease Year and quoting the rate as of the immediately prior Business Day, times (B) the Minimum Repurchase Price as of such date; provided, however, that in no event shall the monthly Minimum Rent after any such adjustment pursuant to this clause (iii) be less than One Hundred Percent (100%) nor more than One Hundred Three Percent (103%) of the monthly Minimum Rent in effect immediately prior to such adjustment. If the five-year U.S. Treasury Note rate is discontinued prior to four (4) Business Days prior to the expiration of the tenth (10th) Lease Year, then such calculation shall be made instead by reference to a substitute rate selected by Lessor that is comparable with the five-year U.S. Treasury Note rate, and such substitute rate shall be compared to the five-year U.S. Treasury Note rate, published in the Wall Street Journal as of the Commencement Date. Similarly, if the Wall Street Journal is discontinued, a substitute publication selected by Lessor shall be used.

                         "(iv) Following any changes in the monthly Minimum Rent
                  pursuant to this Lease, the parties shall execute an amendment to this Lease in form similar to Exhibit C-2 attached hereto (but with appropriate changes thereto) to confirm the monthly Minimum Rent payable pursuant to this Section 3.1.1. Notwithstanding the foregoing, the failure of Lessor to prepare and/or the failure of Lessee to execute and deliver any such amendment shall not affect Lessor's determination of the monthly Minimum Rent payable under this Lease."

                  4. CAPITAL RENOVATION PROJECT. Section 9.3 of the Lease is hereby amended to read, in its entirety, as follows:

                     "9.3 Capital Repairs to be Performed by Lessee. Lessee
                  shall, on or


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                  before the Outside Date, make certain repairs to the Facility based on the recommendations of Barge, Waggoner, Sumner and Cannon, Inc., as described in the Building Condition Evaluation Report dated January 19, 1996, and agreed upon by Lessee and Lessor, which agreed upon improvements and repairs are summarized on Exhibit D attached hereto (the `Capital Renovation Project')."

The performance and completion by Lessee of the Capital Renovation Project and Lessor's agreement to fund or accrue the Project Costs associated therewith up to Lessor's Maximum Cost shall be further governed by the provisions of Paragraph 5 below.

                  5. CAPITAL PROJECTS; PERFORMANCE, COMPLETION AND FUNDING. Without limiting any other obligation or liability of Lessee under the Lease with respect to the Leased Property, the following shall apply with respect to the Capital Projects and the construction/performance of the same:

                      (a) OBLIGATIONS OF LESSEE.

                          (i) CONSTRUCTION/PERFORMANCE OF CAPITAL PROJECTS.
Lessee shall be responsible to arrange, supervise, coordinate and carry out all services necessary for the construction, performance and completion of the Capital Projects in accordance with the Plans and the applicable provisions of the Lease, as hereby amended, and Lessee undertakes and accepts such responsibility with the understanding that all Project Costs up to Lessor's Maximum Cost will be funded by Lessor to Lessee or its designee pursuant to, but subject to the applicable terms of, the Lease, as hereby amended. Lessee shall cause the Capital Projects to be completed substantially in accordance with the Plans and the terms of the Construction Contracts, subject to the terms of the Lease, as hereby amended, and for an amount not to exceed the Lessor's Maximum Cost and the Completion Date to occur by the Outside Date. If and to the extent total Project Costs exceed the Lessor's Maximum Cost, Lessee shall pay and shall not be reimbursed for such excess. If and when total Project Costs exceed Lessor's Maximum Cost, Lessee shall thereupon commence to pay to Lessor (rather than accrue) interest on the sum of Lessor's Maximum Cost at an annual rate of Two Percent (2%) over the Prime Rate (but in no event greater than the maximum rate then permitted under applicable law) and continue to pay such interest until the Capital Projects Rent Commencement Date. Said interest shall accrue on a daily basis and be payable monthly in arrears based on a 360 day year, with the first payment commencing on the last day of the month in which Lessor has advanced to Lessee Lessor's Maximum Cost and thereafter shall continue on the last day of each subsequent month until the Capital Projects Rent Commencement Date. If total Project Costs do not exceed Lessor's Maximum Cost, Lessee shall not be entitled to any portion of the difference between Lessor's Maximum Cost and total Project Costs.

                          (ii) DUTIES AND RESPONSIBILITIES. The duties and
responsibilities of Lessee with respect to the Capital Projects shall specifically include the following:


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                               (A) Subject to the other provisions of the Lease,
as hereby amended, to negotiate and enter into Construction Contracts and other agreements necessary for construction/performance of the Capital Projects in accordance with the Plans, which such contracts, by their terms, may be assigned by Lessee to Lessor;

                               (B) To establish operating procedures and a
system of records and accounts suitable for record keeping during construction/performance satisfactory to Lessor;

                               (C) To administer and monitor the performance
under all Construction Contracts and other agreements relating to the construction/performance of the Capital Projects and the monthly reporting of the status of estimated costs of completing the same in relation to the Project Budget and other applicable budgets;

                               (D) To manage and coordinate contractors,
engineers, architects and other consultants and monitor their compliance with their respective contracts or agreements;

                               (E) To do all things and take all actions
necessary for the provision of water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by Legal Requirements and/or necessary for the operation of the Facility (including the 32-Unit Capital Addition Project) for its Primary Intended Use;

                               (F) To monitor and review and, when in the
judgment of Lessee it is in the best interest of Lessor, propose changes in the Plans or in any budget relating to the construction/performance of the Capital Projects;

                               (G) To review and make a recommendation to Lessor
with respect to payment of all applications for payment under the Construction Contracts and other agreements relating to the construction/performance of the Capital Projects and make payments of any and all bills, invoices or other matters calling for payment by Lessee or Lessor or for the Lessor's account in connection with the construction/performance of the Capital Projects;

                               (H) To perform all functions and duties of Lessee
or Lessor under the Construction Contracts and other contracts and agreements related to the construction/performance of the Capital Projects;

                               (I) To make recommendations and render assistance



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for the development and administration of an effective labor relations program for, and the avoidance of labor disputes during, the construction/performance of the Capital Projects;

                               (J) To coordinate with the Architect and any
inspecting engineer employed by Lessor in the performance of periodic inspections of the Leased Property in order to confirm that the materials furnished and work performed are in accordance with the Plans and that the work on the Capital Projects is progressing on schedule;

                               (K) To stop the work and cause the correction of
any defect in the materials or workmanship furnished by any contractor or of any failure by any contractor to perform its obligations under its Construction Contract and to immediately inform Lessor of any instances of faulty materials and/or workmanship;

                               (L) To make available to Lessor, upon request,
the identities of and copies of contracts with all subcontractors and any other Person supplying labor or materials for the construction/performance of the Capital Projects; and

                               (M) To obtain all approvals necessary to
construct/perform the Capital Projects and to operate the Facility (including the 32-Unit Capital Addition Project) for its Primary Intended Use.

                          (iii) PERFORMANCE OF DUTIES. Lessee agrees that,
subject to the performance by Lessor of its obligations under the Lease, as hereby amended, Lessee shall act with prudence and diligence in performing its duties and responsibilities under the Lease, as hereby amended, with respect to the Capital Projects and in good faith in the best interests of Lessor.

                      (b) COMPLETION GUARANTEE.

                          (i) CONSTRUCTION AND COST GUARANTEE.  Lessee
unconditionally guarantees to Lessor (A) the construction/performance of the Capital Projects in accordance with the Plans and all covenants and obligations of Lessee under the Lease, as hereby amended, by the Outside Date (subject only to the performance by Lessor of its obligations under this Paragraph 5) and (B) the payment without demand, and without right to reimbursement therefor, of all development, construction and related costs of the Capital Projects incurred for any reason whatsoever in excess of the Lessor's Maximum Cost.

                          (ii) FAILURE TO CONSTRUCT. If for any reason or under
any contingency the General Contractor shall default under a Construction Contract, fail to commence, or abandon construction of, the Capital Projects, or fail to complete the Capital


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Projects within the maximum construction time in accordance with the terms of the Construction Contracts, then in any such event, without the need of any demand by Lessor, Lessee shall assume all responsibility for and control over the construction, performance and completion of the Capital Projects and shall cause the Capital Projects to be fully completed in accordance with the Lease, as hereby amended, on or before the Outside Date, other than Punch List Items. If Lessee fails to complete the Capital Projects in accordance with the Plans prior to the Outside Date other than the Punch List Items, Lessor, at Lessor's option, shall have the right to complete the Capital Projects in accordance with the Plans and expend such sums as Lessor reasonably deems proper in order so to complete the Capital Projects. The amount of any and all expenditures made by Lessor pursuant to this clause (ii) which, when combined with all Project Costs previously funded by Lessor, are in excess of Lessor's Maximum Cost, shall be immediately due and payable by Lessee to Lessor as an Additional Charge, together with interest thereon from the date of such expenditure to the date paid by Lessee at a daily rate equal to Two Percent (2%) above the Prime Rate (but in no event greater than the maximum rate of interest then permitted by law). Upon any assumption by Lessor of the obligation to complete the Capital Projects as provided herein, Lessee shall forthwith surrender and deliver to Lessor, or Lessor's designee, any funds which have been received from Lessor but have not been disbursed by Lessee, and all records, plans, specifications, permits and other governmental approvals, purchase agreements, contracts, receipts for deposits, unpaid bills and all other records, papers and documents in the possession of Lessee relating to the Capital Projects.

                          (iii) COMPLETION OF PUNCH LIST ITEMS. All Punch List
Items, other than those reasonably requiring more than thirty (30) days to complete due to long scheduling or ordering time or other reasonable factors, shall be completed within thirty (30) days after the Completion Date, but in no event later than thirty (30) days after the Outside Date. Any Punch List Items reasonably requiring more than thirty (30) days to complete shall be diligently pursued and completed as promptly as practicable, but in no event later than sixty (60) days after the Outside Date.

                      (c) COOPERATION BY LESSOR. Lessor shall cooperate with Lessee as may be requested by Lessee in furtherance of the construction/performance of the Capital Projects as specified in the Lease, as hereby amended.

                      (d) FEES AND OTHER ACCRUALS TO LESSEE/LESSOR.

                          (i) PROJECT COORDINATION FEE. For performance by
Lessee of its obligations under this Amendment in connection with the Capital Projects, Lessor shall pay to Lessee a project coordination fee equal to $50,000.00. Such project coordination fee will be payable to Lessee Twenty-Five Percent (25%) with the first advance of funds by Lessor to Lessee following the date Lessee commences construction/performance of the Capital Projects, Twenty-Five Percent (25%) with the advance of funds by Lessor under this Amendment immediately following the date that Lessee achieves Fifty Percent (50%)
completion of the Capital Projects, and the balance shall be paid with the final advance of funds by Lessor under this Amendment following the Completion Date. For purposes of this clause (i), the phrase "commences construction/performance" shall mean the date Lessee first commences physical site work in connection with the construction/performance of the Capital Projects. Such project coordination fee is included within Project Costs and is a line item on the Project Budget. Notwithstanding the foregoing, in no event shall Lessee be entitled to receive any portion of the project coordination fee if the payment of the same would cause the total of all Project Costs funded or accrued by Lessor under this Amendment to exceed Lessor's Maximum Cost.

                          (ii) CONSTRUCTION ADMINISTRATION FEE. Lessor shall
accrue in arrears from and after the date hereof until the Completion Date, a monthly construction administration fee in the form of an allowance equal to One Thousand Five Hundred Dollars ($1,500) per month for the costs associated with the administration of the construction/performance of the Capital Projects and the making of advances hereunder. Such allowance is included within the Project Costs and is a line item on the Project Budget.

                          (iii) TWO (2) POINT FEE. On the date hereof Lessor
shall receive an allowance for points hereunder in an amount equal to Two Percent (2%) of Lessor's Maximum Cost. Such amount is included within the Project Costs and is a line item on the Project Budget.

                      (e) OTHER COVENANTS OF LESSEE.

                          (i) CONSTRUCTION/PERFORMANCE OF THE CAPITAL PROJECTS.
Construction/performance of Capital Projects will be prosecuted by Lessee in accordance with the Plans in a good and workmanlike manner and in accordance with sound building and engineering practices and all applicable Legal Requirements. All materials, fixtures or articles used in the construction/performance of the Capital Projects, or to be used in the operation thereof shall be substantially in accordance with the Plans as prepared by the Architect and approved by Lessor. Lessee shall ensure that no asbestos or asbestos-containing materials or other Hazardous Substances will be contained in the completed Capital Projects. Lessee will complete the construction/performance of the Capital Projects substantially in accordance with the Plans on or before the Outside Date, free and clear of liens or claims for liens for material supplied and for labor or services performed in connection with the construction of the Capital Projects (except for permitted contests pursuant to Article XII of the Lease).

                          (ii) LEGAL REQUIREMENTS. Lessee will cause all Legal
Requirements and all restrictive covenants affecting the Leased Property to be complied with promptly, and Lessor will be furnished, on demand, evidence of such compliance.

                          (iii) CHANGE ORDERS, DEFECTS.

                                (A) Lessee may, without obtaining the prior
written approval of Lessor, change the Plans, permit the Plans to be changed or permit construction/performance of the Capital Projects other than in accordance with the Plans; provided, however, that if (1) any such change would (w) change the basic structure or character of the Facility (including the proposed 32-Unit Capital Addition Project); (x) materially increase or decrease in any manner the size of the 32-Unit Capital Addition Project, or any component thereof; (y) materially change the appearance of the Facility (including the proposed 32-Unit Capital Addition Project); or (z) materially change or reduce the quality of the basic building systems, including the mechanical, electrical, sprinkler, plumbing, life-safety, heating, air conditioning and ventilation systems within the Facility (including the proposed 32-Unit Capital Addition Project), (2) any single change in the Plans involves an amount in excess of Ten Thousand Dollars ($10,000.00), (3) any number of changes in the Plans involves in the aggregate an amount not in excess of Thirty-Five Thousand Dollars ($35,000.00), or (4) any such change in the Plans results in the Project Costs exceeding the Lessor's Maximum Cost, then in any such event Lessee must obtain the prior written approval of Lessor prior to implementing such change, which approval may be given or withheld in the sole and absolute discretion of Lessor.

                                (B) Lessee will at its sole cost and expense and
not as part of the Project Costs correct or cause to be corrected any defect in the Capital Projects or any departure from the Plans not approved by Lessor or permitted herein without such approval or any encroachment by any part of the Capital Projects or any other structures on or over any building lines, easements, property lines or other restricted areas which any survey or inspection reflects.

                           (iv) INSURANCE. To the extent not already maintained
by Lessee pursuant to Article XIII of the Lease, Lessee will at all times maintain or cause to be maintained the following insurance during the construction/performance of the Capital Projects (including through the date of completion of the Punch List Items):

                                (A) Builder's risk insurance covering the
construction/performance of the Capital Projects, in a face amount of not less than the full insurable value of the Capital Projects and materials supplied in connection therewith, with appropriate provisions made to include coverage of materials stored off the Leased Property in an amount not less than the full insurable value of such materials stored off the Leased Property from time to time.

                                (B) Liability insurance against claims for
personal injury, death or property damage suffered by members of the public or others in or about the Leased Property or adjacent land used in connection with the construction/performance of the Capital Projects or occurring by reason of the maintenance, use or operation by Lessee, the General Contractor or any subcontractor, agent or employee thereof of any plants, shops, machinery, automobiles, trucks or other vehicles or other facilities on or in connection with the Leased Property or the construction/performance of the Capital Projects, in an amount of at least Three Million Dollars ($3,000,000).

                                (C) Workers' compensation and employer's
liability insurance as may be required by Lessor or similar insurance as may be required under any Legal Requirement.

                                (D) Errors and omissions insurance by the
Architect in an amount at least equal to One Million Dollars ($1,000,000) which can be applied to the construction/performance of the Capital Projects, covering the entire period of design and construction/performance of the Capital Projects and terminating upon the receipt of the certificate of occupancy issued by the appropriate municipality.

                  All such insurance maintained or caused to be maintained by Lessee pursuant to clauses (A), (B) and (D) of this clause (iv) shall name Lessor as an additional insured. All insurance maintained or caused to be maintained by Lessee pursuant to clause (A) of this clause (iv) shall name Lessee, Lessor and the General Contractor, jointly, as loss payee. In addition, all such insurance to be maintained or caused to be maintained by Lessee shall otherwise, to the extent applicable, comply with the provisions of Article XIII of the Lease.

                            (v) PERFORMANCE AND PAYMENT BOND. Lessee shall
procure or cause to be procured a performance and payment bond for the total amount of the Hard Construction Costs (including labor and materials) set forth in the Project Budget. The General Contractor's performance and payment bond shall equal the amount by which (A) such Hard Construction Costs exceed (B) the sum of the amounts of the Major Subcontractors' payment and performance bonds. All performance and payment bonds shall name Lessor as an additional obligee and be in form and substance and from an institution satisfactory to Lessor in its sole discretion.

                            (vi) INDEMNIFICATION. Without limiting any other
indemnification obligation of Lessee under the Lease, and notwithstanding the existence and without regard to the policy limits of any insurance required to be maintained pursuant to Paragraph 5(e)(iv) above and notwithstanding the existence and without regard to the amount of the bond required pursuant to Paragraph 5(e)(v) above, Lessee shall protect, defend, indemnify and hold harmless, Lessor from and against, and reimburse Lessor for, any and all actions, causes of action, obligations, damages, penalties, suits, debts, losses, costs, expenses, liabilities, claims or demands whatsoever, at law or in equity (including reasonable attorneys' fees and expenses and Environmental Costs) imposed on, incurred by or asserted against Lessor in connection with or with respect to the construction/performance of the Capital Projects and any loss in value of or title to the Leased Property resulting therefrom, including arising from:

                                 (A) any misstatements or inaccuracies made by
or on behalf of Lessee contained within or other matters arising out of any applications for building, foundation, grading or other permits and/or authorizations necessary for the construction/performance of the Capital Projects, including those required for the use and operation of the Facility for its Primary Intended Use, whether filed or submitted to the applicable Governmental Authority in the name of Lessor or Lessee; or

                                 (B) any act or omission of Lessee, the
Architect, the General Contractor, or any other contractor, subcontractor or supplier of materials or other Person in connection with the construction/performance of the Capital Projects.

Lessee's liability under this clause (vi) shall be reduced by any and all amounts recovered by Lessor under any insurance required to be maintained pursuant to Paragraph 5(e)(iv) and/or under the bond required to be maintained under Paragraph 5(e)(v). Furthermore, notwithstanding anything to the contrary contained in this clause (vi), Lessee shall have no obligation to protect, defend, indemnify or hold harmless, Lessor pursuant to this clause (vi) from and against, or to reimburse Lessor for, any or all actions, causes of action, obligations, damages, penalties, suits, debts, losses, costs, expenses, liabilities, claims or demands whatsoever, at law or in equity (including reasonable attorneys' fees and expenses and Environmental Costs) caused by Lessor's gross negligence or willful misconduct.

                          (vii) LIENS ON MATERIALS. Lessee shall not at any
time during the performance of the work, make or cause to be made, or permit the General Contractor or any other contractor to make, any contract for materials or equipment of any kind or nature whatsoever to be incorporated in or to become a part of the Leased Property, title to which is not good or which is subject to any lien or title retention arrangement other than inchoate mechanic's liens. Lessee will deliver to Lessor, on demand, true copies of any contracts, bills of sale, statements, receipted vouchers, or agreements, under which Lessee claims title to any materials, fixtures, or articles used in the construction/performance of the Capital Projects.

                          (viii) STORAGE OF MATERIALS. Lessee will cause all
materials acquired or furnished in connection with the construction/performance of the Capital Projects, but not affixed or incorporated into the Leased Property, to be stored at the Leased Property or at bonded locations approved by Lessor, in each case under adequate safeguards to minimize the possibility of loss, theft, damage or commingling with other materials or projects. Lessee will employ suitable means to protect from theft or vandalism the Leased Property and all tools and building materials stored on the Leased Property.

                          (ix) INSPECTIONS. Without limiting any of Lessor's
rights under the Lease, at any time during regular business hours, Lessor and/or its representatives will be permitted to enter upon the Leased Property and any other location where materials for the Capital Projects are being stored to inspect the same and all materials to be used in the construction/performance thereof, and to examine all detailed plans and shop drawings which are or may be kept at the construction site, provided that in so doing, Lessor shall not unreasonably interfere with the construction/performance of the Capital Projects. Upon request, Lessor will be furnished with reasonable information regarding the construction/performance of the Capital Projects from Lessee, Architect, General Contractor and any other contractors or subcontractors.

                          (x) NOTICES. Lessee will furnish Lessor with a copy of
any (A) notice or claim made by any Governmental Authority pertaining to the Leased Property, (B) any notice of any termination, late payment or other material aspect of any Construction Contract involving more than Five Thousand Dollars ($5,000.00), together with a copy of each such Construction Contract and
(C) any fire, casualty, notice of any condemnation or other event materially affecting the Leased Property.

                          (xi) USE OF FUNDS, DEFICIENCY.

                               (A) Lessee shall expend all the proceeds of each
advance hereunder for Project Costs in amounts and for the purposes provided in the Project Budget and for no other purpose whatsoever.

                               (B) Lessee will promptly advise Lessor if and
when (1) Project Costs shall exceed or appear likely to exceed the Lessor's Maximum Cost or (2) Project Costs with respect to any particular item in the Project Budget shall exceed or appear likely to exceed the amount specified for any such item in the Project Budget, and shall give Lessor sufficiently detailed information with respect thereto.

                               (C) If, in the sole good faith judgment of
Lessor, it appears at any time or from time to time that the Remaining Funds will be insufficient to complete the construction/performance of the Capital Projects substantially in accordance with the Plans on or before the Outside Date, and to pay for all Project Costs incurred in connection with such construction/performance, or if any other expenses are required for such completion which were not scheduled in the Project Budget, Lessor may request that Lessee demonstrate that the Remaining Funds are sufficient for such completion and payment. If Lessee does not so demonstrate to Lessor's reasonable satisfaction within five (5) Business Days of receipt of Lessor's request to do so, then Lessee shall deposit with Lessor additional monies as shall, in the reasonable good faith judgment of Lessor, when added to the Remaining Funds, be sufficient to complete and/or pay for the construction/performance of the Capital Projects. Such additional monies of Lessee shall be applied for payment of costs prior to Lessor advancing any additional funds under the Lease, as hereby amended, and Lessor shall have no obligation to advance any such additional funds until the additional monies deposited with Lessor shall have been so applied. Lessee, in demonstrating whether the Remaining Funds are sufficient to complete the Capital Projects, may offset any savings caused by the actual amount of expenses being less than budgeted against amounts of other items for which actual costs were in excess of those budgeted.

                          (xii) ASSIGNMENT OF CONSTRUCTION CONTRACTS.  Upon the
first to occur of an Event of Default or the Completion Date, and at the request of Lessor, Lessee shall assign to Lessor each Construction Contract to which Lessee is a party utilizing an assignment instrument in form and substance acceptable to Lessor and shall cause each other party to such Construction Contract to consent to such assignment, if required by the terms thereof.

                          (xiii) DOCUMENTS AT COMPLETION. Without limiting any
other provision of this Amendment, from time to time as requested by Lessor and as soon as practicable following the Completion Date, Lessee shall supply or cause to be supplied to Lessor each of those documents and information described on Exhibit J attached hereto with respect to the Capital Projects, as applicable.

                      (f) ADDITIONAL EVENTS OF DEFAULT; REMEDIES.

                          (i) ADDITIONAL EVENTS OF DEFAULT. In addition to and
without limiting the "Events of Default" set forth in Section 16.1 of the Lease, any one or more of the following shall also constitute an "Event of Default" under the Lease, as hereby amended:

                              (A) Lessee fails to perform any of the obligations
to be performed by Lessee under this Amendment with respect to the Capital Projects, and such failure is not cured within thirty (30) days after notice thereof from Lessor or, if such failure cannot reasonably be cured within such thirty (30) day period, such longer period as reasonably may be required to remedy such default as long as Lessee has commenced such cure within such thirty
(30) day period, thereafter diligently prosecutes such cure and completes such cure not later than sixty (60) days after notice from Lessor but in any event prior to the Outside Date; or

                              (B) Lessee fails to satisfy any condition to an
advance under this Amendment for a period in excess of thirty (30) days, or, if such failure cannot reasonably be cured within such thirty (30) day period, such longer period as reasonably may be required to remedy such failure as long as Lessee has commenced such cure within such thirty (30) day period, thereafter diligently prosecutes such cure and completes such cure within sixty (60) days but in any event prior to the Outside Date; or

                              (C) Lessee uses any monies advanced by Lessor
under this Amendment for any purpose other than as allowed or contemplated under this Amendment; or

                              (D) Except as a result of a casualty, Condemnation
or other Unavoidable Delay, work on the Capital Projects ceases for thirty (30) consecutive days for any reason; or

                              (E) The Completion Date does not occur by the
Outside Date, free and clear of mechanics', materialmen's and other liens (other than except for permitted contests pursuant to Article XII of the Lease); or

                              (F) Except for change orders allowed pursuant to
the provisions of this Amendment, Lessee modifies, amends or terminates any Construction Contract without Lessor's written consent; or

                              (G) Any mechanics', materialmen's or other lien is
filed or asserted against the Leased Property, or any part thereof, or any suit or other proceeding is instituted to enforce or foreclose such a lien (except for permitted contests pursuant to Article XII of the Lease).

                          (g) ADVANCES OF FUNDS BY LESSOR.

                              (i) FUNDING. Subject to the satisfaction by Lessee
of the conditions set forth in Paragraph 5(h) below and the other provisions of the Lease, as hereby amended, Lessor will advance to Lessee funds up to the Lessor's Maximum Cost (less all costs, fees, allowances and charges of Lessor which are included within Project Costs) for the purpose of paying or reimbursing Lessee for the payment of the Project Costs.

                              (ii) LIMITATION OF FUNDING OBLIGATION. Lessor
shall not be obligated to advance to Lessee any sums (A) in excess of the Lessor's Maximum Cost or for which a Request for Advance is received more than thirty (30) days after the Outside Date, (B) when any of the conditions set forth in Paragraph 5(h) have not been met or fulfilled.

                              (iii) ADVANCES OF FUNDS BY LESSOR. Draw requests
will be reviewed monthly and will be based on the pro rata share completion to date of each construction line item listed in the Project Budget. All advances of funds under this Amendment shall be made by Lessor in accordance with a Request for Advance. Each Request for Advance shall be honored within ten (10) Business Days of receipt of the same delivered in accordance with the Notice provisions in the Lease and Paragraph 5(i)(v) below, together with the information required therein, subject, however, to the limitations herein. In no event shall Lessor be required to make any advance for a particular line item which, when aggregated with prior advances, is in excess of the Project Budget for such line item except to the extent amounts from contingency line items are unused and/or to the extent savings, in Lessor's reasonable good faith discretion, in other budget line items remain unused. Lessor shall issue checks payable to, or otherwise advance funds to, Lessee, the payees designated in a Request for Advance or jointly to Lessee and such payees, as Lessor shall reasonably determine. Advances of funds to such payees or jointly to Lessee and any such payee shall constitute an advance hereunder as though advanced directly to Lessee.

                              (iv) HOLDBACKS. Any advances for costs and
expenses of labor and materials connected with the construction/performance of the Capital Projects shall be limited to Ninety Percent (90%) of such costs and expenses and shall be made in accordance with the payment schedule of the Construction Contract with the General Contractor. The final advance of proceeds representing the Ten Percent (10%) retainage for any particular item will not be made until the last to occur of (A) the Completion Date, (B) completion of all Punch List Items and (C) the date Lessor receives (1) either (x) all final lien releases and waivers provided for herein or (y) evidence and assurances satisfactory to Lessor in its sole and absolute discretion (including a legal opinion from counsel acceptable to Lessor) that the period during which any liens may be perfected with respect to any work in accordance with Legal Requirements has expired and that no such liens have been perfected and remain unsatisfied, (2) an "As-Built" set of plans and specifications, (3) an ALTA "As-Built" survey and (4) such other documents as Lessor may reasonably request. In no event shall any portion of such retainage be paid if any mechanics' and/or materialmen's liens or other encumbrances have been filed and remain on the Leased Property (except for permitted contests pursuant to Article XII of the Lease).

                          (h) CONDITIONS TO LESSOR OBLIGATIONS TO ADVANCE FUNDS.
Lessor shall not be obligated to make any advance of funds under this Amendment, including the first advance, unless and until the following conditions shall have been satisfied (with proof thereof in form and sufficiency as may be reasonably requested by Lessor):

                              (i) APPROVALS/ENTITLEMENTS. To the extent not
theretofore received and approved by Lessor and to the extent of a material change not permitted herein without approval, Lessor shall have received and approved (A) the Plans; (B) all Construction Contracts with the General Contractor, the Architect and any other subcontractor or material supplier that may be requested by Lessor; and (C) all authorizations and permits required by any Governmental Authority for the construction/performance of the Capital Projects, including building and grading permits, a foundation letter (if applicable) and such other authorizations and permits as are required for the use and operation of the Facility (including the 32-Unit Capital Addition Project) for its Primary Intended Use, which are presently procurable. In addition, Lessor shall have received agreements from the Architect, the General Contractor and each Major Subcontractor in the forms of Exhibits F, G and H attached hereto, respectively.

                              (ii) UTILITIES AND ACCESS. Lessor shall have
received evidence satisfactory to Lessor that (A) all existing public utilities, including telephone, water, sewage, electricity and gas are adequate for the construction of the 32-Unit Capital Addition Project to the Facility and the use thereof upon completion for its Primary Intended Use; and (B) all existing means of ingress and egress, parking, access to public streets and drainage facilities are adequate for 32-Unit Capital Addition Project to the Facility and the use thereof upon completion for its Primary Intended.

                              (iii) SOILS AND OTHER TESTS. Lessor shall have
received and approved test borings, engineering reports and such other site analysis as Lessor may require, all of which must indicate that the soil is adequate for the proposed construction/performance of the Capital Projects in accordance with the Plans.

                              (iv) PROCEEDINGS. Lessor shall have reviewed and
approved all corporate proceedings to be taken by Lessee and Guarantor in connection with the transactions contemplated under the Lease, as hereby amended.

                              (v) INSURANCE. Lessor shall have received (A)
certificates with respect to, and copies of the policies of, the insurance required to be carried by Lessee or other Persons pursuant to Paragraph 5(e)(iv) above, together with evidence satisfactory to Lessor that the premiums therefor have been paid in full, and (B) evidence satisfactory to Lessor of the insurance required to be carried by the Architect and General Contractor also as set forth in such Paragraph 5(e)(iv).

                              (vi) PAYMENT AND PERFORMANCE BOND(S). Lessor shall
have received the payment and performance bond(s) fulfilling the requirements set forth in Paragraph 5(e)(v) above and shall have made arrangements, to the extent applicable, for the recordation and/or filing of the same for recordation in the Official Records in the County in which the Land is located, along with a copy of the approved Construction Contract with the General Contractor.

                              (vii) OPINION OF COUNSEL. Lessor shall have
received an opinion or opinions of counsel to Lessee and Guarantor and each incorporating any necessary opinions from local counsel to Lessee and Guarantor, to the effect that:

                                    (A) Each of Lessee and Guarantor is duly
              organized, validly existing and in good standing in its state of organization/formation and is qualified to do business in the State; the execution and delivery of this Amendment and all other documents to be executed by Lessee or Guarantor, as applicable, hereunder have been duly authorized; and the Lease, as hereby amended, and the Guaranty, as hereby reaffirmed, are valid and binding instruments, enforceable against Lessee and Guarantor, as applicable, in accordance with their respective terms;

                                    (B) The execution and delivery of this
              Amendment and all other documents to be executed and delivered by Lessee or Guarantor hereunder and the consummation of the transactions contemplated hereunder do not and will not constitute an event of default under, or a violation of the articles/certificate of incorporation or by-laws of Lessee or Guarantor and or any Legal Requirement, contract or other agreement by which Lessee or

              Guarantor is or may be bound, including Governmental Requirements applicable to the construction/performance of the Capital Projects or the use and operation of the Facility for its Primary Intended Use upon completion of the 32-Unit Capital Addition Project;

                                    (C) There are (1) no pending or, to the best
              knowledge of such counsel, threatened, proceedings with respect to or in any manner affecting Lessee, Guarantor or the Leased Property or in which Lessee; or (2) to the best knowledge of such counsel, present plans or studies by any Governmental Authority which in any way challenge, affect or would challenge or affect in a material and adverse manner such ownership, development or leasing; and

                                         (D) to the best knowledge of such
              counsel, Lessee has received the grading, building and foundation permits and any final approval of the Plans and any consents, permits, licenses and other approvals or authorizations presently required from Governmental Authorities or other third parties which are necessary to construct/perform the Capital Projects. In addition, the Capital Projects, if completed in accordance with the Plans therefor, will comply with all applicable zoning ordinances and the matters affecting title to the Leased Property.

                                  (viii) APPRAISAL. If requested by Lessor,
Lessor shall have received and approved an appraisal of the Leased Property from an appraisal firm and in form and substance satisfactory to Lessor indicating that the value of the Leased Property upon completion of the Capital Projects will exceed the Fair Market Value of the Leased Property immediately prior thereto by an amount not less than Ninety-Five Percent (95%) of the total Project Costs for the Capital Projects.

                                  (ix) NO DEFAULT. No Event of Default shall
have occurred under the Lease, as hereby amended, and no event or condition shall exist which, with notice and/or lapse of time, or both, would constitute such an Event of Default under the Lease, as hereby amended.

                                  (x) CONDEMNATION; CASUALTY. No Condemnation
shall be pending or threatened and no casualty shall have occurred, in either case with respect to the Leased Property or any portion thereof.

                                  (xi) OTHER DOCUMENTS AND ASSURANCES. Lessor
shall have received such other documents and assurances as Lessor shall have reasonably requested, including any endorsements to Lessor existing policy of title insurance updating the same without any additional exception except as may be approved by Lessor and increasing the policy limit thereof to an amount equal to the Project Costs funded or accrued by Lessor (less the amount thereof funded by Lessor for furniture, fixtures and equipment as shown on the

Project Budget).

                                  (xii) REQUEST FOR ADVANCE. Lessor shall have
received and approved (A) a Request for Advance accompanied by all necessary documents and certificates as set forth in the definition thereof; (B) a Lessee's Affidavit; and (C) to the extent applicable, a certificate from the Architect to the effect that in the Architect's opinion (1) the construction/performance of the Capital Projects theretofore performed is in accordance with the Plans and (2) the amount requested is appropriate in light of the percentage of construction completed and amount of stored material.

                              (i) MISCELLANEOUS PROVISIONS APPLICABLE TO CAPITAL
PROJECTS.

                                  (i) OWNERSHIP OF CAPITAL PROJECTS. At all
times all Capital Projects shall be owned entirely by Lessor subject to the leasehold interest of Lessee under the Lease, as hereby amended, with respect to the Capital Projects. Upon the request of Lessor, Lessee shall execute and/or cause any Affiliate of Lessee to execute such documents as Lessor may reasonably request evidencing and confirming Lessor's ownership of such Capital Projects.

                                  (ii) ADVANCE NOT A WAIVER. No advance of funds
under this Amendment shall constitute a waiver of any of the conditions to Lessor's obligation to make further advances nor, if Lessee is unable to satisfy any such condition, shall any such advance have the effect of precluding Lessor from thereafter declaring such inability to be an Event of Default under the Lease, as hereby amended.

                                  (iii) CONDITIONS FOR BENEFIT OF LESSOR. All
conditions to the obligations of Lessor hereunder are imposed solely for the benefit of Lessor and no other Person shall have standing to require satisfaction of such conditions.

                                  (iv) COMPLIANCE RESPONSIBILITY.
Notwithstanding the review and approval by Lessor of the Plans or any other matter, Lessor shall have no responsibility for compliance by the Leased Property, the Capital Projects or the construction/performance of the Capital Projects with Legal Requirements, sound architectural or engineering practices or other matters.

                                  (v) NOTICES. Any Notices with respect to
Request for Advances and/or change orders (only) shall be sent to Lessor in accordance with the provisions for notices in the Lease, except that the same shall be sent to the following address:

         To Lessor:                     HCPI Trust
                                        c/o Health Care Property Investors, Inc.
                                        6610 West Central Avenue
                                        Toledo, Ohio 43617


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
                                        Attn: Thomas J. Zarse,
                                              Vice President-Development
                                        Fax:(419) 841-9644

         with a copy to:                HCPI Trust
                                        c/o Health Care Property Investors, Inc.
                                        10990 Wilshire Boulevard, Suite 1200
                                        Los Angeles, California 90024
                                        Attn: Legal Department
                                        Fax:  (310) 444-7817

                                  (vi) ATTORNEYS' FEES AND COSTS. Subject to
Lessor's funding obligations under this Amendment, Lessee shall pay to Lessor all of Lessor's attorneys' fees and other costs and expenses expended or incurred in connection with (A) amendments or other modifications to any of the Construction Contracts or the Plans; and (B) any other matter related to the construction/performance of the Capital Projects.

                  6. EXHIBIT C-1 TO LEASE. The parties acknowledge and agree that this Amendment is being executed in lieu and stead of the form of amendment attached to the Lease as Exhibit C-1, which the parties originally intended to execute and deliver.

                  7. ACCESS TO RENT CALCULATION RECORDS. To the extent required by applicable Legal Requirements, Lessor shall make available, upon request by the Secretary of Health and Human Services or upon the request by the U.S. Comptroller General, or any duly authorized representative of either of them, such reasonable books and records of Lessor that were used by Lessor to determine or otherwise support the calculation of Rent payable by Lessee under the Lease, as hereby amended; provided, however, that: (a) Lessor shall only be required to maintain the foregoing described books and records for a period of four (4) years after the expiration of each Lease Year; and (b) Lessee shall reimburse to Lessor upon demand, as an Additional Charge under the Lease, as hereby amended, all reasonable costs of Lessor in responding to any such request.

                  8. MISCELLANEOUS. Except as hereby amended, the Lease shall remain in full force and effect. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.


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

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Lease to be executed as of the day and year first above written.

           "Lessor"                                  "Lessee"

HCPI TRUST, a Maryland real estate         BCC AT MT. ROYAL PINES, INC., a
investment trust                           Delaware corporation

By: [/s/ illegible]                            By: /s/ Brian L. Barth
    ------------------------------             ----------------------------

Its: Vice President                        Its: Vice President
     -----------------------------              ---------------------------



                       CONSENT AND AGREEMENT OF GUARANTOR

         The undersigned "Guarantor" hereby consents to this First Amendment to Lease and reaffirms to and agrees with Lessor that its obligations under the Guaranty of Obligations dated as of March 21, 1996, remain in full force and effect with respect to the Lease, as amended hereby.

        "Guarantor"

BALANCED CARE CORPORATION, a
Delaware corporation

By: /s/ Robin C. Barber
    ------------------------------

Its: -----------------------------



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